Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	57-0248420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Second Street, Hartsville, South Carolina 29550
(Address of principal executive offices and zip code)

SONOCO PRODUCTS COMPANY
1996 Non-Employee Directors’ Stock Plan
 (Full title of the plan)

Barry L. Saunders
Senior Vice President and
Chief Financial Officer
Sonoco Products Company
One North Second Street
Hartsville, South Carolina 29550
(Name and address of agent for service)

(843) 383-7000
(Telephone number, including
area code, of agent for service)
Copies to: Suzanne Hulst Clawson, Esquire George S. King, Jr., Esquire Haynsworth Sinkler Boyd, P.A. 1201 Main Street, Suite 2200 Columbia, South Carolina 29201 (803) 779-3080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒                                                                                                    Accelerated filer  ☐
Non-accelerated filer  ☐ (Do not check if a smaller reporting company) Smaller reporting company  ☐

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, no par value	3,182	$39.14	$124,543.48	$-0-

(1)
This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, based on the average of the high and low trading prices of the shares reported by the New York Stock Exchange on August 27, 2015, which was $39.14.

(3)	Pursuant to Rule 457(p), after offset of $14.47 of the filing fee previously paid for Registration Number 333-195622 by Sonoco Products Company on May 1, 2014, against the currently due filing fee.
Exhibit Index on page 8.

INTRODUCTION

This Registration Statement relates to registration of 3,182 shares of Sonoco Products Company common stock that are reserved for issuance pursuant to the Sonoco Products Company 1996 Non-Employee Directors’ Stock Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed March 2, 2015, as amended by Form 10-K/A, filed August 26, 2015 (File No. 000-00516).

(b)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s most recent Annual Report on Form 10-K, as amended by Form 10-K/A.

(c)
 The description of the Registrant’s common stock contained in Amendment No. 2 to the Registrant’s Form 8-A, filed October 26, 2012, and any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document that also is incorporated by reference, or is deemed to be incorporated by reference, herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K is not, and will not be deemed to be, incorporated by reference herein unless specifically stated otherwise.  The Company’s 1934 Act file number with the Commission is 000-00516.

Item 4.     Description of Securities

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article VIII of the Registrant’s Bylaws provides that any present or former director, officer or employee of the Registrant or any person who, at the request of the Registrant, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor shall be entitled to reimbursement of expenses and other liabilities to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

Under the South Carolina Business Corporation Act of 1988 (the “SCBCA”), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) as set forth in the SCBCA. The SCBCA also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the SCBCA, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant’s Articles of Incorporation do not provide otherwise. The provisions of the SCBCA which deal with indemnification are codified at Sections 33-8-500 through -580 of the Code of Laws of South Carolina 1976, amended.

In addition, the Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7.      Exemption from Registration Claimed.

Not applicable.

Item 8.       Exhibits.

Exhibit No.
in Item 601
of Regulation S-K                                                      Description

4.1	Restated Articles of Incorporation (incorporated by reference to exhibits to the Registrant’s Form 8-K, filed February 8, 2012)

4.2	Bylaws, as amended to date (incorporated by reference to exhibit to the Registrant’s Form 10-Q for the quarter ended June 28, 2015, filed August 26, 2015)

4.3	Sonoco Products Company 1996 Non-Employee Directors’ Stock Plan

5	Opinion of Haynsworth Sinkler Boyd, P.A.

15	Letter re: unaudited financial information

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)

24	Power of Attorney (included on signature page)

Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1) (ii) of this undertaking do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on August 31, 2015.

Sonoco Products Company By: s/M. Jack Sanders M. Jack Sanders President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2015.

Sonoco Products Company By: s/Barry L. Saunders Barry L. Saunders Senior Vice President and Chief Financial Officer
(principal accounting officer)

POWER OF ATTORNEY

Each person whose signature appears  below constitutes and appoints M. Jack Sanders and Barry L. Saunders,  jointly and severally, his true and lawful attorneys-in-fact and agents, with  full power of substitution and resubstitution, for him or her and in his or her name, place  and stead, in any and all capacities, to sign this Registration Statement and  any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with  the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all  intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2015.
s/M. Jack Sanders M. Jack Sanders	President, Chief Executive Officer and Director
s/Harris E. DeLoach, Jr. Harris E. DeLoach, Jr.	Executive Chairman, Director

________________ Harry A. Cockrell	Director

s/Pamela L. Davies Pamela L. Davies	Director
s/John R. Haley John R. Haley	Director
s/Richard G. Kyle Richard G. Kyle	Director
s/Edgar H. Lawton, III Edgar H. Lawton, III	Director
s/John E. Linville John E. Linville	Director
s/Blythe J. McGarvie Blythe J. McGarvie	Director
s/James M. Micali James. M. Micali	Director
s/Sundaram Nagarajan Sundaram Nagarajan	Director
s/Marc D. Oken Marc D. Oken	Director
s/Thomas E. Whiddon Thomas E. Whiddon	Director

EXHIBIT INDEX

EXHIBIT NO.
IN ITEM 601
OF REGULATION S-K                                                      DESCRIPTION

4.1	Restated Articles of Incorporation (incorporated by reference to exhibits to the Registrant’s Form 8-K, filed February 8, 2012)

4.2	Bylaws, as amended to date (incorporated by reference to exhibit to the Registrant’s Form 10-Q for the quarter ended June 28, 2015, filed August 26, 2015)

4.3	Sonoco Products Company 1996 Non-Employee Directors’ Stock Plan

5	Opinion of Haynsworth Sinkler Boyd, P.A.

15	Letter re: unaudited financial information

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)

24	Power of Attorney (included on signature page)